                                                                     EXHIBIT 4.3



                                    FORM OF

                              AMENDED AND RESTATED
                         RECEIVABLES PURCHASE AGREEMENT


                                    between


                             ______________________

                                   as Seller


                                      and


                         PROFFITT'S CREDIT CORPORATION,

                                  as Purchaser

                                      and

                                PROFFITT'S, INC.

                                  as Servicer




                         Dated as of August __, 1997

                                    CONTENTS

ARTICLE I - DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                         2
         SECTION 1.1.  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                         2
         SECTION 1.2.  Other Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                         5
         SECTION 1.3.  Computation of Time Periods  . . . . . . . . . . . . . . . . . . . . . .                         6
ARTICLE II - PURCHASE, CONVEYANCE AND SERVICING OF RECEIVABLES  . . . . . . . . . . . . . . . .                         7
         SECTION 2.1.  Sale . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                         7
         SECTION 2.2.  Servicing of Receivables . . . . . . . . . . . . . . . . . . . . . . . .                         9
ARTICLE III - CONSIDERATION AND PAYMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . .                        10
         SECTION 3.1.  Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                        10
         SECTION 3.2.  Payment of Purchase Price  . . . . . . . . . . . . . . . . . . . . . . .                        10
         SECTION 3.3.  Monthly Report . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                        11
ARTICLE IV - REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . .                        13
         SECTION 4.1.  Seller's Representations and Warranties  . . . . . . . . . . . . . . . .                        13
         SECTION 4.2.  Reaffirmation of Representations and Warranties by the Seller  . . . . .                        16
         SECTION 4.3.  Repurchase of Ineligible Receivables . . . . . . . . . . . . . . . . . .                        16
         SECTION 4.4.  Repurchase After Cure Period . . . . . . . . . . . . . . . . . . . . . .                        17
         SECTION 4.5.  Repurchase of All Receivables  . . . . . . . . . . . . . . . . . . . . .                        18
ARTICLE V - COVENANTS OF THE SELLER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                        19
         SECTION 5.1.  Covenants of the Seller  . . . . . . . . . . . . . . . . . . . . . . . .                        19
         SECTION 5.2.  Negative Covenants of the Seller . . . . . . . . . . . . . . . . . . . .                        22
         SECTION 5.3.  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . .                        23
ARTICLE VI - REPURCHASE OBLIGATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                        25
         SECTION 6.1.  Mandatory Repurchase . . . . . . . . . . . . . . . . . . . . . . . . . .                        25
         SECTION 6.2.  Dilutions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                        25
ARTICLE VII - CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                        27
         SECTION 7.1.  Conditions to the Purchaser's Obligations Regarding Receivables  . . . .                        27
ARTICLE VIII - TERM AND TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                        28
         SECTION 8.1.  Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                        28
         SECTION 8.2.  Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . .                        28
ARTICLE IX - MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                        29
         SECTION 9.1.   Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                        29
         SECTION 9.2    Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                        29
         SECTION 9.3.   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                        29
         SECTION 9.4.   Severability of Provisions  . . . . . . . . . . . . . . . . . . . . . .                        30
         SECTION 9.5.   Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                        30
         SECTION 9.6.   Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . .                        31
         SECTION 9.7.   No Waiver; Cumulative Remedies  . . . . . . . . . . . . . . . . . . . .                        31

         SECTION 9.8.   No Bankruptcy Petition Against the Purchaser or Trust . . . . . . . . .                        31
         SECTION 9.9.   Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                        31
         SECTION 9.10.  Binding Effect; Third-Party Beneficiaries . . . . . . . . . . . . . . .                        31
         SECTION 9.11.  Merger and Integration  . . . . . . . . . . . . . . . . . . . . . . . .                        31
         SECTION 9.12.  Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                        32
         SECTION 9.13.  Exhibits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                        32

         EXHIBITS

         Exhibit A:     [Reserved]
         Exhibit B:     Form of Subordinated Note
         Exhibit C:     Location of Records, Principal Place of Business, etc.
         Exhibit D:     Subsidiaries, Divisions, Trade Names, Bankruptcy Proceedings

                              AMENDED AND RESTATED
                         RECEIVABLES PURCHASE AGREEMENT


                 THIS AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of August __, 1997 (as amended, supplemented or otherwise modified
and in effect from time to time, this "Agreement"), between [      ], a [     ]
corporation, as seller (the "Seller"), PROFFITT'S CREDIT CORPORATION, a Nevada corporation, as Purchaser, and PROFFITT'S, INC., a Tennessee corporation, as servicer (the "Servicer").


                             W I T N E S S E T H :


                 WHEREAS, the Seller, the Purchaser and the Servicer have
entered into a Receivables Purchase Agreement dated as of [    ], 1997 (the
"Receivables Purchase Agreement") as amended as of _______, 1997;

                 WHEREAS, the Purchaser desires to purchase from time to time certain accounts receivable existing on the Closing Date and acquired or generated thereafter in the normal course of the Seller's business pursuant to certain revolving consumer credit card accounts;

                 WHEREAS, the Seller desires to sell and assign from time to time such certain accounts receivable to the Purchaser upon the terms and conditions hereinafter set forth;

                 WHEREAS, the Servicer has agreed to service the accounts receivable sold to the Purchaser by the Seller hereunder;

                 WHEREAS, the Transfer and Administration Agreement, dated as of January 15, 1997, by and among the Purchaser, McRae's, Inc., as Servicer, Proffitt's, Inc., as Servicer Guarantor, Enterprise Funding Corporation and NationsBank N.A., as Agent and Bank Investor, is being terminated as of the date hereof;

                 WHEREAS, the Purchaser, as transferor, Proffitt's, Inc., as Servicer, and Norwest Bank Minnesota, National Association, as trustee (together with its successors, the "Trustee") are entering into a Master Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") as of the date hereof, and a trust is being created thereby on behalf of the holders of certificates in such trust;

                 WHEREAS, the Seller, the Purchaser and the Servicer desire to amend and restate the Receivables Purchase Agreement in its entirety as a result of the foregoing;

                 NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between the Purchaser and the Seller as follows:

                                   ARTICLE I

                                  DEFINITIONS

                 SECTION 1.1. Definitions. All capitalized terms used herein shall have the meanings specified herein or, if not so specified, the meaning specified in, or incorporated by reference into, the Pooling and Servicing
Agreement:

                 "Account" shall have the meaning specified in the Pooling and Servicing Agreement.

                 "Additional Accounts" shall have the meaning specified in the Pooling and Servicing Agreement.

                 "Advance" shall have the meaning specified in Section 3.2(a) hereof.

                 "Automatic Additional Accounts" shall have the meaning specified in the Pooling and Servicing Agreement.

                 "Certificateholders" shall have the meaning specified in the Pooling and Servicing Agreement.

                 "Closing Date" shall mean  August __, 1997.

                 "Creation Date" shall have the meaning specified in the Pooling and Servicing Agreement.

                 "Cut-Off Date" shall have the meaning specified in the Pooling and Servicing Agreement.

                 "Eligible Account" shall have the meaning specified in the Pooling and Servicing Agreement.

                 "Eligible Receivable" shall have the meaning specified in the Pooling and Servicing Agreement.

                 "Event of Bankruptcy" shall have the meaning specified in the Pooling and Servicing Agreement.

                 "Finance Charges" shall have the meaning specified in the Pooling and Servicing Agreement.

                 "Insurance Charges" shall have the meaning specified in the Pooling and Servicing Agreement.

                 "McRae's" shall mean McRae's, Inc., a Mississippi corporation, and its successors and assigns.

                 "Purchase Date" shall have the meaning assigned in Section 3.2
(b) hereof.

                 "Purchase Rate" shall mean the percentage equivalent of the decimal representation of the following expression:

         (1.00 + APY) minus (BDA + SF + PCF + OE + RF) where:

     APY = average portfolio yield of the Seller (expressed as the decimal equivalent of a percentage) as reasonably determined over the preceding twelve
                               (12) months (or such other period reasonably determined by the Purchaser);

     BDA = an allowance for bad debts, based on, among other relevant factors, historical rates for the previous twelve (12) months (or such other period reasonably determined by the Purchaser);

     SF  =                     a Servicer fee equal to 2.00% per annum of the
                               Adjusted Investor Amount;

     PCF = the Purchaser's cost of funds, as calculated from time to time, equal to the sum of (i) the product of the Maximum Buyers' Percentage multiplied by the prime rate (as published in the Money Rates Section of The Wall Street Journal) plus (ii) the product of (x) 20% (to be adjusted from time to time based on changes to the Purchaser's reasonably estimated marginal cost of funds) multiplied by (y) the sum of one minus the Maximum Buyers' Percentage;

     OE  =                     the percentage equivalent of the fraction the
                               numerator of which is the Purchaser's annualized estimate of projected operating expenses for the next twelve (12) months and the denominator of which is the estimated outstanding principal balance of Receivables expected to be sold by ___ to ___ in the next twelve (12) months; and

     RF  =                     a contingency risk factor based on industry and
                               economic considerations, as determined by the Purchaser in its reasonable discretion and as agreed upon between the Purchaser and the Seller.

                 "Purchase Period" shall mean, with respect to Receivables sold by the Seller to the Purchaser after the Closing Date, the Monthly Period reported upon in the most recent Monthly Servicer Report delivered after the Closing Date.

                 "Purchase Price" shall have the meaning set forth in Section
3.1.

                 "Purchaser" shall mean Proffitt's Credit Corporation, a Nevada corporation, and its successors and assigns, including any Transferor other than the Bank.

                 "Receivable" shall mean any amount owing by an Obligor under an Account, including any Additional Account and/or Automatic Additional Account, from time to time, including, without limitation, amounts owing for the payment of merchandise and services, Insurance Charges, service contract charges, Finance Charges and all other fees and charges. In calculating the aggregate amount of Receivables on any day, the amount of Receivables shall be reduced by the aggregate amount of adjustments stated in Section 3.8 of the Pooling and Servicing Agreement, in the Accounts on such day. Any Receivables which the Seller is unable to transfer under circumstances similar to those described in Section 2.5(d) of the Pooling and Servicing Agreement shall not be included for the period in which such Receivables cannot be transferred under conditions similar to those described in such Section 2.5(d) in calculating the aggregate amount of Receivables.

                 "Related Security" means, with respect to any Receivable, all of the Seller's rights, title and interest in, to and under the following, as and to the extent applicable:

                 (i) all of the Seller's interest, if any, in the merchandise (including returned or repossessed merchandise), if any, the sale of which gave rise to such Receivable;

                 (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Account related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

                 (iii) all guarantees, indemnities, warranties, insurance (and proceeds and premium refunds thereof) or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable whether pursuant to the Account related to such Receivable or otherwise;

                 (iv)     all records related to such Receivable; and

                 (v)      all Proceeds of any of the foregoing.

                 "Relevant UCC" shall mean the Uniform Commercial Code as in effect in the States of Alabama, Iowa, Minnesota and Mississippi, as applicable.

                 "Secured Obligations" shall have the meaning set forth in
Section 2.1(d) hereof.

                 "Subservicer" shall mean initially McRae's and any Person thereafter appointed by the Servicer as Subservicer of the Receivables.

                 "Subordinated Note" shall have the meaning specified in
Section 3.2(b) hereof.

                 "Termination Date" shall have the meaning specified in Section
8.1 hereof.

                 SECTION 1.2. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the Relevant UCC, and not specifically defined herein, are used herein as defined in such
Article 9. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained herein shall control. The definitions of all terms defined herein shall include the singular as well as the plural form of such terms and the masculine of such terms as well as the feminine and neuter genders of such terms. The terms "include", "including" or "includes" shall mean including without limitation by way of enumeration or otherwise.

                 SECTION 1.3. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

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                                      6

                                   ARTICLE II

              PURCHASE, CONVEYANCE AND SERVICING OF RECEIVABLES

                 SECTION 2.1.  Sale.  (a)  Upon the terms and subject
to the conditions set forth herein, the Seller hereby sells, assigns,transfers sets-over and conveys to the Purchaser, without recourse, and the Purchaser hereby purchases from the Seller, on the terms and subject to the conditions specifically set forth herein, all of the Seller's right, title and interest, whether now owned or hereafter acquired, in, to and under the Receivables now existing or hereafter created, and owned by the Seller (subject to the limitations on Receivables in Additional Accounts and in Automatic Additional Accounts contained in Section 2.6 of the Pooling and Servicing Agreement), through any Termination Date (but not thereafter), together with all Related Security, if any, and all Collections and other monies due or to become due with respect thereto (including all Finance Charges, Recoveries and Interchange, if any) and all proceeds of the foregoing, including Insurance Proceeds. The foregoing sale, assignment, transfer and conveyance does not constitute an assumption by the Purchaser of any obligations of the Seller or any other Person to Obligors or to any other Person in connection with the Receivables or under any Related Security, Account Agreement or other agreement and instrument relating to the Receivables. With respect to Receivables sold by the Seller on the Closing Date, such Receivables shall be deemed to be all the Eligible Receivables of the Seller that exist as of the close of business on the Cut-Off Date together with any Eligible Receivables created thereafter prior to the Closing Date. With respect to Receivables to be sold pursuant to this Agreement by the Seller after the Closing Date, such Receivables shall be deemed to be all the Eligible Receivables created or deemed created after the close of business on the Cut-Off Date (subject to the limitations on Receivables in Additional Accounts and in Automatic Additional Accounts contained in Section 2.6 of the Pooling and Servicing Agreement).

                 (b) In connection with the foregoing sale, the Seller agrees to record and file on or prior to the Closing Date, at its own expense, a financing statement or statements with respect to the Receivables and the other property described in Section 2.1(a) sold by the Seller hereunder meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect and protect the interests of the Purchaser created hereby under the Relevant UCC (subject, in the case of Related Security constituting returned inventory and proceeds, to the applicable provisions of
Section 9-306 of the Relevant UCC) against all creditors of and purchasers from the Seller, and to deliver either the originals of such financing statements or a file-stamped copy of such financing statements or other evidence of such filings to the Purchaser on the Closing Date.

                 (c) The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Purchaser may reasonably request in order to perfect or protect the interest of the Purchaser in the Receivables purchased hereunder or to enable the Purchaser to exercise or enforce any of its rights hereunder. Without limiting the foregoing, the Seller will, in order to accurately reflect this purchase and sale transaction, execute and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant hereto) as may be requested by the Purchaser, and shall indicate clearly and unambiguously in the Seller's computer files and other records that the Receivables transferred hereby have been sold to the Purchaser pursuant to this Agreement and subsequently transferred to the Trustee pursuant to the Pooling and Servicing Agreement. [The Seller shall, upon request of the Purchaser, obtain such additional search reports as the Purchaser shall request.] To the fullest extent permitted by applicable law, the Purchaser shall be permitted to sign and file continuation statements and amendments thereto and assignments thereof without the Seller's signature. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement.

                 (d) It is the express intent of the Seller and the Purchaser that the conveyance of the Receivables by the Seller to the Purchaser pursuant to this Agreement be construed as a sale of such Receivables by the Seller to the Purchaser. Further, it is not the intention of the Seller and the Purchaser that such conveyance be deemed a grant of a security interest in the Receivables by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the express intent of the parties, the Receivables are construed to constitute property of the Seller, then (i) this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the Relevant UCC; and (ii) the conveyance by the Seller provided for in this Agreement shall be deemed to be, and the Seller hereby grants to the Purchaser, a security interest in, to and under all of the Seller's right, title and interest in, to and under the Receivables outstanding on the Closing Date and thereafter owned by the Seller, together with all Related Security and Collections with respect thereto and all proceeds of the foregoing, to secure the rights of the Purchaser set forth in this Agreement or as may be determined in connection therewith by applicable law (collectively, the "Secured Obligations"). The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Receivables, such security interest would be deemed to be a perfected first priority security interest in favor of the Purchaser under applicable law and will be maintained as such throughout the term of this Agreement.

                 SECTION 2.2. Servicing of Receivables. The servicing, administering and collection of the Receivables shall be conducted by the Servicer, which hereby agrees to perform, take or cause to be taken all such action as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations and with the care and diligence which the Servicer employs in servicing similar receivables for its own account, in accordance with the Credit Guidelines. With the consent of the Trustee and the Purchaser, the Servicer may delegate certain functions to the Subservicer; provided, however, no such delegation shall relieve the Servicer of its obligations hereunder. The Purchaser hereby appoints the Servicer as its agent to enforce the Purchaser's rights and interests in, to and under the Receivables, the Related Security, if any, and the Collections with respect thereto, and the Seller agrees to cooperate with and assist the Purchaser and the Servicer in connection with any such efforts, including acting as agent for and on behalf of the Purchaser and the Servicer in connection therewith . The Servicer shall hold in trust for the Purchaser, in accordance with its interests, all Records which evidence or relate to the Receivables or Related Security, if any, Collections and proceeds with respect thereto. Notwithstanding anything to the contrary contained herein, from and after a Servicer Default ( as defined in the Pooling and Servicing Agreement), a Successor Servicer shall be appointed as provided in Article X of the Pooling and Servicing Agreement. The Purchaser agrees to pay the Servicer a Servicing Fee for the Servicer's performance of the duties and obligations described in this Section 2.2 and in Article III of the Pooling and Servicing Agreement.

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                                      9

                                  ARTICLE III

                     CONSIDERATION AND PAYMENT; RECEIVABLES

                 SECTION 3.1. Purchase Price. (a) The purchase price ("Purchase Price") for the Receivables and related property conveyed on the Closing Date to the Purchaser by the Seller under this Agreement shall be a dollar amount equal to the product of (i) the Aggregate Principal Receivables as of the Cut-Off Date, and (ii) the Purchase Rate.

                 The Purchase Price for the Receivables and related property conveyed on any date after the Closing Date shall be the dollar amount equal to the product of (i) the aggregate outstanding principal balance of the Receivables sold during the applicable Purchase Period as reflected in the applicable Monthly Servicer Report and (ii) the Purchase Rate on such date.

                 SECTION 3.2. Payment of Purchase Price. (a) The Purchase Price for the Receivables sold on the Closing Date shall be paid (i) by payment of $______ in immediately available funds, (ii) through an advance under the Subordinated Note (such advance and any advance thereunder as contemplated by Section 3.2(b), each an "Advance") in the amount of $______ and (iii) the balance, if any, of the Purchase Price shall be deemed paid as a contribution to the capital of the Purchaser by the Seller of Receivables in the event that such Seller is a shareholder of the Purchaser.

                 (b) The Purchase Price for the Receivables sold by the Seller on any date after the date hereof (each, a "Purchase Date") shall be paid either (i) in cash or (ii) as the Purchaser may elect, in its sole discretion, by means of (A) an Advance under the Subordinated Note or (B) a capital contribution by the Seller to the Purchaser in the form of a contribution of the additional Receivables] or (iii) any combination of the foregoing. In the event the Purchaser does not have sufficient cash to pay the Purchase Price due on any Purchase Date and is ineligible to make or elects not to make payment of such insufficiency by means of a capital contribution, such insufficiency shall be evidenced by the making of an Advance on such Purchase Date in an original principal amount equal to such cash shortfall owed to the Seller; provided, however, that no Advance shall be made if immediately thereafter the Net Worth of the Purchaser would be less than 10% of the highest Aggregate Principal Receivables outstanding during the immediately preceding twelve (12) calendar month period. All Advances made by the Seller to the Purchaser shall be evidenced by a single subordinated note, duly executed on behalf of the Purchaser, in substantially the form of Exhibit B annexed hereto, delivered and payable to the Seller in a principal amount of up to $_____ (the "Subordinated Note"). The Seller is hereby authorized by the Purchaser to endorse on the schedule attached to the Subordinated Note (or a continuation of such schedule attached thereto and made a part thereof or otherwise recorded in its internal records) an appropriate notation evidencing the date and amount of each Advance, as well as the date and amount of each payment with respect thereto; provided, however, that the failure of any Person to make such a notation shall not affect any obligations of the Purchaser thereunder. Any such notation shall be conclusive and binding as to the date and amount of such Advance, or payment of principal or interest thereon, absent manifest error.

                 (c) The terms and conditions of the Subordinated Note and all Advances thereunder shall be as follows:

                          (i)     Repayment of Advances.  All amounts paid by
the Purchaser with respect to the Advances shall be allocated first to the repayment of accrued interest until all such interest is paid, and then to the outstanding principal amount of the Advances. Subject to the provisions of this Agreement, the Purchaser may borrow, repay and reborrow Advances on and after the date hereof and prior to the termination of this Agreement, subject to the terms, provisions and limitations set forth herein.

                          (ii)    Interest.  The Subordinated Note shall bear
interest from its date on the outstanding principal balance thereof at a rate per annum equal to one month LIBOR as published in the Money Rates Section of The Wall Street Journal. Interest on each Advance shall be computed based on the actual number of days elapsed based upon a year of 360 days.

                          (iii)   Sole and Exclusive Remedy/ Subordination.  The
Purchaser shall be obligated to repay Advances to the Seller only to the extent of funds available to the Purchaser from Collections on the Receivables and, to the extent that such payments are insufficient to pay all amounts owing to the Seller under the Subordinated Note, the Seller shall not have any claim against the Purchaser for such amounts and no further or additional recourse shall be available against Purchaser. The Subordinated Note shall be fully subordinated to any rights of the Trustee, the Certificateholders and their permitted assigns pursuant to the Pooling and Servicing Agreement, and shall not evidence any rights in the Receivables.

                          (iv)    Offsets.  The Purchaser may offset any amount
due and owing by the Seller against any amount due and owing by Purchaser to the Seller under the terms of the Subordinated Note.

                 SECTION 3.3. Monthly Report. On each Determination Date, the Seller shall deliver to the Purchaser a report covering the preceding Monthly Period, substantially in the form of the Monthly Servicer Report attached as Exhibit E to the Pooling and Servicing Agreement, showing (i) the aggregate Purchase Price of

Receivables acquired or generated by the Seller in the preceding Monthly Period and (ii) the aggregate outstanding principal balance of such Receivables that are Eligible Receivables as of the last day of such preceding Monthly Period.

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                                     12

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES


                 SECTION 4.1. Seller's Representations and Warranties. The Seller represents and warrants to the Purchaser as of the Closing Date and shall be deemed to represent and warrant as of the date of any sale of any interest in Receivables, including Receivables in Additional Accounts and Automatic Additional Accounts to the Purchaser pursuant to this Agreement that:

                 (a) Corporate Existence and Power. The Seller is a corporation, duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, to execute, deliver and perform its obligations under this Agreement. The Seller is duly qualified to do business and is in good standing (or is exempt from such requirements) and has obtained all necessary licenses and approvals with respect to the Seller, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would render any Account Agreement relating to an Account or any Receivable unenforceable by it, the Purchaser or the Trust or would have a material adverse effect on the Certificateholders or on the Purchaser's or the Servicer's ability to perform their respective obligations under this Agreement, the Pooling and Servicing Agreement or any Supplement thereto.

                 (b) Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Seller of this Agreement are within the Seller's corporate powers, have been duly authorized by all necessary corporate action, and require no action by or in respect of, or filing with, any Governmental Authority or official thereof (except for the filing of UCC financing and continuation statements, and amendments thereto, as required by this Agreement). The execution and delivery of this Agreement by the Seller, the performance by the Seller of the transactions contemplated by this Agreement and the fulfillment by the Seller of the terms hereof and thereof will not conflict with, violate or result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirement of Law applicable to the Seller or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it or any of its properties are bound and which conflict, violation, breach or default would have a material adverse effect on the Purchaser or the Certificateholders or on the Purchaser's or the Servicer's ability to perform their respective obligations under the Pooling and Servicing Agreement.

                 (c) Binding Effect. This Agreement will constitute the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

                 (d) Perfection. Immediately preceding the sale, transfer and assignment of the Receivables and the related property pursuant to this Agreement, the Seller had good and marketable title to all of the Receivables and such related property, free and clear of all Liens (except those Liens permitted by the Pooling and Servicing Agreement). On or prior to the date of each sale of Receivables and such related property pursuant to this Agreement, all financing statements and other documents required to be recorded or filed in order to perfect and protect the ownership interest of the Purchaser in and to the Receivables and such related property against all creditors of and purchasers from the Seller will have been duly filed in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

                 (e) Tax Status. The Seller has filed all material tax returns (federal, state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges.

                 (f) Action, Suits. There are no proceedings or investigations pending or, to the knowledge of the Seller, threatened against the Seller before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of the Seller, would materially and adversely affect the performance by the Seller of its obligations under this Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement (v) seeking to affect adversely the federal income tax attributes of the Trust.

                 (g) Place of Business. The principal place of business and chief executive office of the Seller is located at ___________, _________ and the offices where the Seller keeps all its Records with respect to its Accounts and Receivables, are located at the address(es) described on Exhibit C hereto or such other locations notified to the Purchaser in accordance with this Agreement in jurisdictions where all action required by the terms of this Agreement has been taken and completed.

                 (h) True Sale. This Agreement constitutes a valid sale, transfer and assignment to the Purchaser of all right, title and interest of the Seller in and to the

Receivables and related property to be transferred hereby, whether existing on the date of this Agreement or hereafter created in the Accounts and the proceeds thereof which is effective as to each Receivable upon the creation thereof, and upon such transfer to the Purchaser hereunder, the Purchaser shall obtain good and marketable title to such Receivables and related property, free and clear of all Liens (except those Liens permitted by the Pooling and Servicing Agreement).

                 (i) Trade Names, Etc. As of the date hereof: (i) the Seller's chief executive office is located at the address for notices set forth in Section 9.3; (ii) the Seller has only the subsidiaries and divisions listed on Exhibit D hereto; and (iii) the Seller has, within the last five (5) years, operated only under the trade names identified in Exhibit D hereto[, and, within the last five (5) years, has not changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy), except as disclosed in Exhibit D hereto].

                 (j) Nature of Receivables. As of the Cut-Off Date, the Initial Closing Date or Creation Date, as applicable, and in the case of Receivables in Additional Accounts, as of the related Additional Account Cut-Off Date, (i) each Receivable then existing is an Eligible Receivable, and
(ii) as of the Initial Closing Date, and, as of the applicable Additional Account Cut-Off Date with respect to Additional Accounts, and as of the applicable Distribution Date on which a computer file, microfiche or written list is delivered pursuant to Section 2.1(b) of the Pooling and Servicing Agreement with respect to Automatic Additional Accounts included automatically pursuant to Section 2.6(d) of the Pooling and Servicing Agreement, Schedule 1 to the Pooling and Servicing Agreement is in all material respects an accurate and complete listing of all the Accounts of the Seller sold, transferred and assigned to the Purchaser as of the Cut-Off Date or the applicable Additional Account Cut-Off Date, the applicable Creation Date and the date of such
Schedule 1, as the case may be, and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of the dates thereof, including applicable Cut-Off Date, Additional Account Cut-Off Date or Creation Date. On each day on which any new Receivable is created, the Seller shall be deemed to represent and warrant to the Purchaser that each Receivable created on such day is an Eligible Receivable.

                 (k) Eligibility of Accounts. As of the applicable Cut-Off Date or Additional Account Cut-Off Date, each Account was an Eligible Account and no selection procedures adverse to the Purchaser or the Certificateholders have been employed in selecting the Accounts.

                 (l) Amount of Receivables. As of the Cut-Off Date, the aggregate outstanding principal balance of the Receivables in existence was $________.

                 (m) Not an Investment Company. The Seller is not, and is not controlled by, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

                 (n) ERISA. The Seller is in compliance in all material respects with ERISA and no lien exists in favor of the Pension Benefit Guaranty Corporation on any of the Receivables.

                 (o) Bulk Sales. No transaction contemplated by this Agreement requires compliance with any bulk sales act or similar law.

                 (p) No Insolvency. The Seller is not insolvent immediately prior to any transfer of Accounts and Receivables hereunder, and will not be rendered insolvent immediately following such transfer.

                 SECTION 4.2. Reaffirmation of Representations and Warranties by the Seller; Notice of Breach. On each sale date, the Seller, by accepting the proceeds of such sale, shall be deemed to have certified that all representations and warranties described in Section 4.1 are true and correct on and as of such day as though made on and as of such day and that all the covenants to be performed by the Seller have been performed. The representations and warranties set forth in Section 4.1 shall survive the conveyance of the Receivables to the Purchaser, and termination of the rights and obligations of the Purchaser and the Seller under this Agreement. Upon discovery by the Purchaser or the Seller of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other within three (3) Business Days of such discovery.

                 SECTION 4.3.  Repurchase of Ineligible Receivables.

                 (a) Automatic Repurchase. In the event that a Receivable is not an Eligible Receivable as a result of the failure to satisfy the conditions set forth in clause (iii) of the definition of Eligible Receivable, and either of the following two conditions is met:

                          (i) the Lien on the subject Receivable (1) ranks prior to the Lien created pursuant to this Agreement, (2) arises in favor of the United States of America or any state or any agency or instrumentality thereof or involves taxes or liens arising under Title IV of ERISA, or (3) has been consented to by the Seller; or

                          (ii) the Lien on the subject Receivable is not of the types described in clause (i) above, but, as a result of such breach or event, such Receivable becomes a Receivable in a Defaulted Account or the Purchaser's rights in, to or under such Receivable or its proceeds are materially impaired or the proceeds of such Receivable are not available for any reason to the Purchaser free and clear of any Lien except Liens permitted hereby;

then, upon the earlier to occur of the discovery of such breach or event by the Seller or receipt by the Seller of written notice of such breach or event given by the Purchaser, the Servicer or the Trustee, each such Receivable or, at the option of the Seller, all such Receivables with respect to the related Account, automatically shall be repurchased by the Seller on the terms and conditions set forth in Article VI hereof.

                 SECTION 4.4. Repurchase After Cure Period. In the event of a breach of any of the representations and warranties set forth in Section 4.1(j) or (k) with respect to a Receivable (other than in the event that a Receivable is not an Eligible Receivable as a result of the failure to satisfy the conditions set forth in clause (iii) of the definition of Eligible Receivable), and as a result of such breach or event such Receivable becomes a Receivable in a Defaulted Account or the Purchaser's rights in, to or under such Receivable or its proceeds are materially impaired or the proceeds of such Receivable are not available for any reason to the Purchaser free and clear of any Lien except Liens permitted hereby, then, upon the expiration of 90 days or any longer period specified by the Servicer (not to exceed an additional 90 days) from the earlier to occur of (x) the discovery of any such event by the Transferor or the Servicer or (y) receipt by the Purchaser or the Servicer of written notice of any such event given by the Trustee, each such Receivable or, at the option of the Purchaser, all such Receivables with respect to the related Account, shall be repurchased by the Seller on the terms and conditions set forth in
Article VI hereof; provided, however, that no such repurchase shall be required to be made if, on any day within such applicable period, (A) such representation and warranty with respect to such Receivable shall then be true and correct in all material respects as if such Receivable had been transferred to the Trust on such day, and (B) the related Account is no longer a Defaulted Account as the result of the breach of such representation and warranty, and the Trust's rights in, to or under such Receivable or its proceeds are no longer materially impaired as a result of a breach of such representation and warranty, and the proceeds of such Receivable are available to the Trust free and clear of all Liens resulting in the breach of such representation and warranty, as applicable.

                 SECTION 4.5 Repurchase of All Receivables. In the event that any of the representations or warranties set forth in Sections 4.1(a), 4.1(b), 4.1(c), 4.1(d) or 4.1(j) are breached and such breach results in a requirement that the Purchaser repurchase such Receivable under the Pooling and Servicing Agreement or (iii) a material amount of

Receivables are deemed not to be Eligible Receivables, and such event has a materially adverse effect on the Purchaser or the Certificateholders, and the Transferor is required to accept reassignment of all Receivables at the order of the Trustee or the Certificateholders, then the Seller shall repurchase all Receivables on the terms and conditions set forth in Article VI hereof.

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                                     18

                                   ARTICLE V

                            COVENANTS OF THE SELLER

                 SECTION 5.1. Covenants of the Seller. The Seller hereby covenants and agrees with the Purchaser that, for so long as this Agreement and the Pooling and Servicing Agreement are in effect, and until all Receivables, an interest in which has been sold to the Purchaser pursuant hereto, shall have been paid in full or charged off, and all amounts owed by the Seller pursuant to this Agreement, including all Advances under the Subordinated Note, have been paid in full, unless the Purchaser otherwise consents in writing, the Seller covenants and agrees as follows:

                 (a) Conduct of Business. The Seller will, and will cause each of its Subsidiaries to, carry on and conduct its credit card business in substantially the same manner as is presently conducted and do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation. The Seller will maintain all authority required to conduct its business in each jurisdiction in which its business is conducted, the failure of which would render any Account Agreement relating to an Account or any Receivable unenforceable by it, the Purchaser or the Trust or would have a material adverse effect on the Certificateholders or on the Purchaser's or the Servicer's ability to perform their respective obligations under this Agreement, the Pooling and Servicing Agreement or any Supplement thereto.

                 (b) Compliance with Laws. The Seller will, and will cause each of its Subsidiaries to, comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it or its properties may be subject.

                 (c) Furnishing of Information and Inspection of Records. The Seller will furnish to the Purchaser from time to time such information with respect to the Receivables as the Purchaser may reasonably request, including, without limitation, a computer file, microfiche or written list containing a complete list showing each Account, identified by account number, and Receivable balance. The Seller will at any time and from time to time during regular business hours permit the Purchaser, or its agents or representatives,
(i) to examine and make copies of and abstracts from all Records and (ii) to visit the offices and properties of the Seller for the purpose of examining such Records, and to discuss matters relating to Receivables or the Seller's performance hereunder with any of the officers, directors, employees or independent public accountants of the Seller having knowledge of such matters.

                 (d) Keeping of Records and Books of Account. The Seller will maintain a system of accounting established and administered in accordance with generally accepted accounting principles, consistently applied, and will maintain and implement administrative and operating procedures (including, without limitation, an ability to produce or recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Seller will give the Purchaser and the Trustee notice of any material change in the administrative and operating procedures of the Seller referred to in the previous sentence.

                 (e) Performance and Compliance with Receivables and Accounts. The Seller at its expense will timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Account Agreements related to the Accounts and the Receivables.

                 (f) Account Agreements and Credit Card Guidelines. The Seller shall comply, and shall cause its Subsidiaries to comply with and perform, their respective obligations under the applicable Account Agreements relating to the Accounts and the Credit Card Guidelines except insofar as any failure so to comply or perform would not materially and adversely affect the rights of the Purchaser, the Trust or the Certificateholders, the ability of the Servicer to collect the Receivables, the validity or enforceability of this Agreement, the Pooling and Servicing Agreement, or any documents or agreements related thereto, or on the performance by any party of its obligations thereunder.

                 The Seller also covenants that, except as required by law or as the Seller shall deem advisable for its credit card program based on a good faith assessment by the Seller, in its sole discretion, of the various factors affecting the use of its credit card accounts, the Seller will not reduce the finance charges or other fees on the Accounts if, as a result of such reduction, its reasonable expectation of Portfolio Yield as of the time of such reduction would be less than the weighted average base rates of all outstanding Series. In addition, the Seller covenants that, unless required by law, it will not reduce the annual percentage rate, if its reasonable expectation of Portfolio Yield would be less than the highest Certificate Rate for any outstanding Series.

                 (g) Collections Received. The Seller shall direct or cause all collections of Receivables to be remitted as directed by the Purchaser. In the event that the Seller receives any such collection, the Seller shall hold in trust for and on behalf of the

Purchaser and the Trust, as their interests may appear, and remit, immediately, but in any event not later than the close of business on the second Business Day following its receipt thereof, to the Servicer, all Collections received from time to time by the Seller.

                 (h) Sale Treatment. The Seller agrees to treat this conveyance for all purposes (including, without limitation, tax and financial accounting purposes) as a sale and, to the extent any such reporting is required, shall report the transactions contemplated by this Agreement on all relevant books, records, tax returns, financial statements and other applicable documents as a sale of the Receivables to the Purchaser.

                 (i) ERISA. The Seller shall promptly give the Purchaser written notice upon becoming aware that the Seller or any of its Subsidiaries is not in compliance in all material respects with ERISA or that any ERISA Lien on any of the Receivables exists.

                 SECTION 5.2. Negative Covenants of the Seller During the term of this Agreement, unless the Trustee and the Purchaser shall otherwise consent in writing:

                 (a) No Sales, Liens, Etc. Except for the conveyances hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Receivable, whether now existing or hereafter created, or any interest therein; the Seller will notify the Purchaser of the existence of any Lien on any Receivable transferred and sold by the Seller to Purchaser hereby, immediately upon discovery thereof; and the Seller will defend the right, title and interest of the Purchaser and the Trust in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under the Seller; provided, however, that nothing in this
Section 5.2(a) shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Receivables any Liens for [state], municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Transferor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves under generally accepted accounting principles with respect thereto.

                 (b) Account Agreements and Credit Card Guidelines. Subject to compliance with all Requirements of Law, the failure to comply with which would have a material adverse effect on the Purchaser or the Certificateholders, the Seller or the Servicer may change the terms and provisions of the Account Agreements or the Credit Card Guidelines in any respect (including, without limitation, the calculation of the amount, or the timing, of charge offs of Receivables) as follows: (a) if the Seller owns a comparable segment of accounts, then such change shall be made applicable to such comparable segment of the accounts owned and serviced by the Seller that have characteristics the same as, or substantially similar to, the Accounts that are the subject of such change, and (ii) if the Seller does not own such a comparable segment, then the Seller will not make or cause to be made any such change with the intent to materially benefit the Seller over the Purchaser or the Certificateholders.

                 (c) Change of Name, Etc. The Seller shall not change its name, identity or structure or location of its chief executive office, unless at least ten (10) Business Days prior to the effective date of any such change the Seller delivers to the Purchaser such documents, instruments or agreements, including, without limitation, appropriate financing statements under the Relevant UCC, executed by the Seller necessary to reflect such change and to continue the perfection of the Purchaser's and any assignee's first priority interest in the Receivables.

                SECTION 5.3. Indemnification. The Seller agrees to indemnify, defend and hold the Purchaser harmless from and against any and all loss, liability, damage, judgment, claim, deficiency, or expense (including interest, penalties, reasonable attorneys' fees and amounts paid in settlement) to which the Purchaser or any assignee thereof may become subject insofar as such loss, liability, damage, judgment, claim, deficiency, or expense arises out of or is based upon a breach by the Seller of its representations, warranties and covenants contained herein, or any information certified in any written schedule or certificate delivered by the Seller hereunder being untrue in any material respect at any time. The obligations of the Seller under this Section
5.3 shall be considered to have been relied upon by the Purchaser and shall survive the execution, delivery, performance and termination of this Agreement and any sale or transfer of the Receivables or any interest therein by the Purchaser, regardless of any investigation made by the Purchaser or on its behalf.

                                   ARTICLE VI

                             REPURCHASE OBLIGATION

                 SECTION 6.1.  Mandatory Repurchase.

                 (a) Breach of Warranty. If on any day the repurchase of any Receivable which has been sold by the Seller hereunder shall be required pursuant to Section 4.3 or 4.4 hereof, the Seller shall be deemed to have received on such day a Collection of such Receivable in full and shall on such day pay to the Purchaser an amount equal to the aggregate outstanding principal balance of such Receivable, plus outstanding Finance Charges accrued thereon through the date of such repurchase; provided that, prior to the Termination Date, such amount may be paid, at the election of the Purchaser, by (i) a reduction in or an offset to the Purchase Price paid to the Seller on the next occurring Purchase Date, unless the Purchaser is required to make a payment in respect of such breach pursuant to the Pooling and Servicing Agreement, or
(ii) by an offset to and a reduction in, the amount of Advances outstanding under the Subordinated Note; provided, however, in all events at least the amount of any cash deposit required to be made by the Transferor under the Pooling and Servicing Agreement in respect of the retransfer of such Ineligible Receivable shall be paid in cash by the Seller.

                 (b) Repurchase of All Receivables. If on any day the repurchase of all Receivables which have been sold by the Seller hereunder shall be required pursuant to Section 4.5 hereof, the Seller shall be deemed to have received on such day a Collection of such Receivables in full and shall on such day pay to the Purchaser an amount equal to the aggregate outstanding principal balance of such Receivable, plus Finance Charges and interest accrued thereon through the date of such repurchase, provided, if elected by the Purchaser, the amount of any outstanding Advances under the Subordinated Note may be reduced in whole or in part by the amount owed to the Purchaser under this Section 6.1(b); provided, however, in all events at least the amount of any cash deposit required to be made by the Transferor under the Pooling and Servicing Agreement in respect of the retransfer of such Ineligible Receivable shall be paid in cash by the Seller.

                 SECTION 6.2.  Dilutions, etc.   If the Servicer or the Seller
makes any downward Adjustment Payment Obligation to any Receivable, or if the Servicer or the Seller otherwise adjusts downward the amount of any Receivable without receiving Collections therefor or without charging off such amount as uncollectible, then the Seller shall be deemed to have received on such day a Collection of such Receivable in the amount of such reduction, cancellation or payment made by the Obligor and shall on such day pay to the Purchaser an amount equal to such reduction or cancellation; provided that, prior to the Termination Date, such amount may be paid by a reduction in the Purchase

Price paid to the Seller on the next occurring Purchase Date, unless the Purchaser is required to make a payment in respect of such breach sooner pursuant to the Pooling and Servicing Agreement. Similarly, if the Servicer or the Seller adjusts downward the amount of any Receivable because such Receivable was discovered as having been created through a fraudulent or counterfeit charge or with respect to which the covenant contained in Section 5.2(a) hereof was breached, then the Seller shall be deemed to have received on such day a Collection of such Receivable in the amount of such reduction, cancellation or payment made by the Obligor and shall on such day pay to the Purchaser an amount equal to such reduction or cancellation; provided that, prior to the Termination Date, such amount may be paid by a reduction in the Purchase Price paid to the Seller on the next occurring Purchase Date, unless the Purchaser is required to make a payment in respect of such breach sooner pursuant to the Pooling and Servicing Agreement. Any adjustment ("Adjustment Payment Obligation"), required pursuant to either of the two preceding sentences shall be made within two (2) Business Days of the making of the Adjustment Payment Obligation, and in no event later than the end of the Monthly Period in which such adjustment obligation arises.

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                                     24

                                  ARTICLE VII

                              CONDITIONS PRECEDENT

                 SECTION 7.1. Conditions to the Purchaser's Obligations Regarding Receivables. The obligations of the Purchaser to purchase the Receivables on the Closing Date and any Purchase Date shall be subject to the satisfaction of the following conditions:

                 (a) All representations and warranties of the Seller contained in this Agreement shall be true and correct on the Closing Date and on each Purchase Date thereafter with the same effect as though such representations and warranties had been made on such date;

                 (b) All information concerning the Receivables provided to the Purchaser shall be true and correct in all material respects as of the Closing Date, in the case of any Receivables existing on the Closing Date, or the Purchase Date, in the case of any Receivables created after the Closing Date, and in each Schedule of Accounts delivered to the Purchaser hereunder for inclusion in Schedule 1 to the Pooling and Servicing Agreement;

                 (c) The Seller shall have substantially performed all other obligations required to be performed by the provisions of this Agreement;

                 (d) The Seller shall have filed or caused to be filed the financing and continuation statement(s) and all amendments thereto required to be filed pursuant to Section 2.1(b); and

                 (e) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Purchaser, and the Purchaser shall have received from the Seller copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as the Purchaser may reasonably have requested.

                                  ARTICLE VIII

                              TERM AND TERMINATION

                 SECTION 8.1.  Term.   This Agreement shall commence as of the
date of execution and delivery hereof and shall continue in full force and effect until the date following the earlier of (i) the date on which the Trustee declares a Pay Out Event with respect to all outstanding Series of the Trust pursuant to the Pooling and Servicing Agreement and any Supplements, (ii) the date on which the Trust terminates, (iii) the date on which an event described in the first sentence of Section 9.2(a) of the Pooling and Servicing Agreement occurs with respect to the Seller and is not , (iv) the close of business on the third Business Day following a conveyance of Receivables to the Purchaser for which the Purchaser does not pay the Purchase Price in accordance with the provisions hereof, or (vi) the date on which either the Purchaser or the Seller becomes unable for any reason to purchase or re-purchase any Receivable in accordance with the provisions of this Agreement or defaults on its obligations hereunder, which default continues unremedied for more than thirty (30) days after written notice (any such date being a "Termination Date"); provided, however, that the termination of this Agreement pursuant to this Section 8.1 hereof shall not discharge any Person from any obligations incurred prior to such termination, including, without limitation, any obligations to make any payments with respect to the interest of the Purchaser in any Receivable sold prior to such termination.

                 SECTION 8.2. Effect of Termination. Following the termination of this Agreement pursuant to Section 8.1, the Seller shall not sell, and the Purchaser shall not purchase, any Receivables. No termination or rejection or failure to assume the executory obligations of this Agreement in any Event of Bankruptcy with respect to the Seller or the Purchaser shall be deemed to impair or affect the obligations pertaining to any executed sale or executed obligations, including, without limitation, pre-termination breaches of representations and warranties by the Seller or the Purchaser. Without limiting the foregoing, prior to termination, the failure of the Seller to deliver computer records of Receivables or any reports regarding the Receivables shall not render such transfer or obligation executory, nor shall the continued duties of the parties pursuant to Article V or Section 9.1 of this Agreement render an executed sale executory.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

                 SECTION 9.1. Amendment. This Agreement and the rights and obligations of the parties hereunder may not be changed orally, but only by an instrument in writing signed by the Purchaser and the Seller. Any reconveyance executed in accordance with the provisions hereof shall not be considered an amendment to this Agreement.

                 SECTION 9.2.  GOVERNING LAW.   THIS AGREEMENT SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF [ALABAMA/MISSISSIPPI] __________.

                 SECTION 9.3. Notices. Except as provided below, all communications and notices provided for hereunder shall be in writing (including telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party at its address or telecopy number set forth below or at such other address or telecopy number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this
Section 9.3 and confirmation is received, (ii) if given by mail three (3) Business Days following such posting, postage prepaid, U.S. first class or overnight mail, (iii) if given by overnight courier, one Business Day after deposit thereof with a national overnight courier service, or (iv) if given by any other means, when received at the address specified in this Section 9.3.

                 (a)      in the case of the Purchaser:

                          Proffitt's Credit Corporation
                          300 South Fourth Street, Suite 1100
                          Las Vegas, Nevada  89101
                          Attn: Douglas E. Coltharp, President
                          Telephone:  (702) 598-3738
                          Telecopy:   (702) 598-3651

                          (with a copy to Proffitt's, Inc.)
                          3455 Highway 80 West
                          Jackson, Mississippi  39209
                          Telephone: (601) 968-4394
                          Telecopy: (601) 968-4354
                          Attn: Douglas E. Coltharp]

                                  [Executive Vice President and
                                  Chief Financial Officer]

                 (b)      in the case of the Seller:

                          ________________
                          3455 Highway 80 West
                          Jackson, Mississippi  39209
                          Telephone: (601) 968-4394
                          Telecopy: (601) 968-4354
                          Attn: Douglas E. Coltharp]
                                  [Executive Vice President and
                                  Chief Financial Officer]

                 (c)      in the case of the Servicer:

                          PROFFITT'S, INC
                          3455 Highway 80 West
                          Jackson, Mississippi  39209
                          Telephone: (601) 968-4394
                          Telecopy: (601) 968-4354
                          Attn: Senior Vice President
                                  Vice President and
                                  Chief Financial Officer]

                          (with a copy to Proffitt's, Inc.)

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

                 SECTION 9.4. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

                 SECTION 9.5.  Assignment and Designation of Selling
Subsidiaries.

                 (a) This Agreement may not be assigned by the parties hereto, except that the Purchaser may assign its rights hereunder pursuant to the Pooling and Servicing

Agreement to the Trustee, for the benefit of the Certificateholders. The Purchaser hereby notifies (and the Seller hereby acknowledges that) the Purchaser, pursuant to the Pooling and Servicing Agreement, has assigned all its rights hereunder to the Trustee. All rights of the Purchaser hereunder may be exercised by the Trustee or its assignees, to the extent of their respective rights pursuant to such assignments.

                 (b) The Seller may from time to time designate its subsidiaries, divisions or department stores as "Selling Subsidiaries." To become a Selling Subsidiary, (i) the Purchaser, the Seller and the proposed Selling Subsidiary must execute an assumption agreement pursuant to which the Selling Subsidiary assumes certain of the Seller's obligations under this Agreement and is granted the right to sell Receivables to the Purchaser upon the terms and conditions set forth herein, (ii) such proposed Selling Subsidiary must deliver certain other documents (including UCC-1 financing statements) to the Transferor, the Trustee and the Rating Agencies, (iii) certain representations and warranties made by such must be true as of the date it first sells Receivables to the Transferor, and (iv) each Rating Agency must confirm that the Rating Agency Condition will be met. In the event any Selling Subsidiary is designated and approved hereunder, each reference to the Seller herein shall be deemed to include each Selling Subsidiary.


                 SECTION 9.6. Further Assurances. The Purchaser and the Seller agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements or equivalent documents relating to the Receivables for filing under the provisions of the Relevant UCC or other laws of any applicable jurisdiction.

                 SECTION 9.7. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Purchaser, the Seller or the Trustee (as assignee of the Purchaser), any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

                 SECTION 9.8. No Bankruptcy Petition Against the Purchaser or Trust. Each of the Seller and the Servicer hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all Certificates, it will not institute against, or join any other Person in instituting against, the Purchaser or the Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

                 SECTION 9.9. Counterparts. This Agreement may be executed in two or more counterparts including telecopy transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                 SECTION 9.10. Binding Effect; Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Trustee on behalf of the Certificateholders is intended by the parties hereto to be a third-party beneficiary of this Agreement, but otherwise no Person not a party is intended to or shall have any rights hereunder, whether as a third party beneficiary or otherwise.

                 SECTION 9.11. Merger and Integration. Except as specifically stated otherwise herein or incorporated hereby, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

                 SECTION 9.12. Headings. The cover page, table of contents, article and section headings hereof are for purposes of convenience of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                 SECTION 9.13. Exhibits. The schedules and exhibits referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                 IN WITNESS WHEREOF, the Purchaser, the Seller and the Servicer each have caused this Receivables Purchase Agreement to be duly executed by their respective officers as of the day and year first above written.


                                           _______________________________,
                                             as Seller


                                           By: ____________________________,
                                               Name:
                                               Title:


                                           PROFFITT'S CREDIT CORPORATION,
                                             as Purchaser


                                           By: _____________________________,
                                               Name:
                                               Title:


                                          PROFFITT'S, INC.
                                            as Servicer


                                           By: _____________________________,
                                               Name:
                                               Title:

                                   EXHIBIT A

                                     to the

                         RECEIVABLES PURCHASE AGREEMENT

                                  [RESERVED]

                                   EXHIBIT B

                                     to the

                         RECEIVABLES PURCHASE AGREEMENT



                           FORM OF SUBORDINATED NOTE

                                   EXHIBIT B
                                     to the
                         RECEIVABLES PURCHASE AGREEMENT

                           FORM OF SUBORDINATED NOTE


                                                 __________________
                                                 _________ __, 199_


                 FOR VALUE RECEIVED, the undersigned, PROFFITT'S CREDIT CORPORATION, a Nevada corporation (the "Maker"), hereby unconditionally promises to pay to the order of ____________ (the "Payee"), on _________, ____ or earlier as provided for in the Amended and Restated Receivables Purchase Agreement dated as of the date hereof between the Maker and the Payee (as such agreement may from time to time be amended, supplemented or otherwise modified and in effect, the "Receivables Purchase Agreement"), the lesser of the principal sum of ____________ Million Dollars ($___________) or the aggregate unpaid principal amount of all Advances to the Maker from the Payee pursuant to
Section 3.2, and the other terms, of the Receivables Purchase Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date thereof on the principal amount hereof from time to time outstanding, in like funds, at said office, at the rate per annum set forth in Section 3.2(c)(iii) of the Receivables Purchase Agreement and shall be payable in arrears on the first day of each calendar month (or if any such day is not a Business Day, on the succeeding Business Day).

                 The Maker hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The non-exercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

                 All borrowings evidenced by this Subordinated Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that (a) the failure of the holder hereof to make such a notation or record or (b) any error in such a notation shall not in any manner affect the obligation of the Maker to make payments of principal and interest in accordance with the terms of this Subordinated Note and the Receivables Purchase Agreement. Any such notation shall be conclusive and binding as to the date and amount of such Advance, or payment of principal or interest thereon, absent manifest error.

                 The Maker shall have the right to borrow, repay and, subject to the limitations set forth in the Receivables Purchase Agreement, reborrow Advances made to it without penalty, premium or charge.

                 This Subordinated Note is the Subordinated Note referred to in the Receivables Purchase Agreement, which, among other things, contains provisions for the subordination of this Subordinated Note to the rights of certain parties under the Pooling and Servicing Agreement, all upon the terms and conditions therein specified.

                 Capitalized terms not otherwise defined herein are used herein with the respective meanings given them in the Receivables Purchase Agreement.

                 This Note shall be governed by, and construed in accordance with, the laws of the State of ___________.


                                          PROFFITT'S CREDIT CORPORATION



                                          By:
                                             ------------------------------
                                             Name:
                                             Title:

                             ADVANCES AND PAYMENTS


Date and Amount of                  Payments                          Unpaid Principal                  Name of Person
Advance                             Principal/Interest                Balance of Note                   Making Notation
-------                             ------------------                ---------------                   ---------------

                                   EXHIBIT C

                                     to the

                         RECEIVABLES PURCHASE AGREEMENT



             LOCATION OF RECORDS, PRINCIPAL PLACE OF BUSINESS, ETC.

                                   EXHIBIT C
                                     to the
                         RECEIVABLES PURCHASE AGREEMENT


         LOCATION OF RECORDS, PRINCIPAL PLACE OF BUSINESS, ETC.

1.       300 South Fourth Street
         Suite 1100
         Las Vegas, Nevada 89101

2.       [3455 Highway 80 West
         Jackson, Mississippi 39209]

                                   EXHIBIT D

                                     to the

                         RECEIVABLES PURCHASE AGREEMENT



          SUBSIDIARIES, DIVISIONS, TRADE NAMES, BANKRUPTCY PROCEEDINGS

                                   EXHIBIT D
                                     to the
                         RECEIVABLES PURCHASE AGREEMENT





          SUBSIDIARIES, DIVISIONS, TRADE NAMES, BANKRUPTCY PROCEEDINGS

None



                                     D-1